UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2005

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

ValueClick, Inc. (the "Company") entered into a Master Repurchase Agreement (the "Repurchase Agreement") with Wachovia Securities, LLC effective as of June 24, 2005. The Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1, provides the framework under which the parties may execute specific repurchase transactions. On June 24, 2005, the Company borrowed $100 million under the Repurchase Agreement and concurrently pledged certain existing marketable debt securities as collateral. The terms of the transaction executed on June 24, 2005 require the Company to pay interest at the Federal Funds rate plus thirty (30) basis points. The repayment term on the amounts borrowed under the Repurchase Agreement is open-ended. The total amount available to borrow under the Repurchase Agreement is limited to a percentage of our aggregate available marketable debt securities.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Master Repurchase Agreement effective as of June 24, 2005 between ValueClick, Inc. and Wachovia Securities, LLC, on behalf of itself and its clearing affiliate, First Clearing, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

June 30, 2005	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement effective as of June 24, 2005 between ValueClick, Inc. and Wachovia Securities, LLC, on behalf of itself and its clearing affiliate, First Clearing, LLC